Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal 2019 Results

•Revenue was $1.44 billion for the fourth quarter and $6 billion for fiscal 2019
•Operating cash flow was $2.3 billion and free cash flow was $2 billion for fiscal 2019
•Returned over $370 million to shareholders in the fourth quarter, and nearly $1.4 billion for fiscal 2019 or over 120% of free cash flow after debt payments

NORWOOD, Mass.--(BUSINESS WIRE)--November 26, 2019--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its fourth quarter and fiscal 2019, which ended November 2, 2019.

“ADI delivered solid fourth quarter and full-year results amidst continued trade and macro uncertainty,” said Vincent Roche, President and CEO. “Over the course of the year, we generated revenue of $6 billion and effectively managed costs, while continuing to prioritize strategic investments to drive innovation. Our strong margins and cash flow reflect the resiliency of our business model, which enabled us to return nearly $1.4 billion to shareholders, or over 120% of free cash flow after debt payments.”

“Looking ahead, the underlying fundamentals and long-term outlook for ADI are strong. Our diverse product portfolio of cutting-edge technologies is well positioned to solve customers’ challenges and aligned with attractive secular trends that will shape the industry’s future. As such, I believe we are in a superior competitive position as demand returns to deliver our next chapter of growth.”

Performance for the Fourth Quarter of Fiscal 2019

Results Summary
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Nov 2, 2019		Nov 3, 2018 (1)	Change
Revenue	$1,443		$1,536	(6)%
Gross margin	$942		$1,046	(10)%
Gross margin percentage	65.3%	(2)	68.1%	(280 bps)
Operating income	$338		$465	(27)%
Operating margin percentage	23.4%		30.3%	(690 bps)
Diluted earnings per share	$0.74		$1.08	(31)%

Adjusted Results
Adjusted gross margin	$987		$1,089	(9)%
Adjusted gross margin percentage	68.4%	(2)	70.9%	(250 bps)
Adjusted operating income	$560		$638	(12)%
Adjusted operating margin percentage	38.8%		41.5%	(270 bps)
Adjusted diluted earnings per share	$1.19		$1.48	(20)%

			Three Months Ended	Trailing Twelve Months
Cash Generation			Nov 2, 2019	Nov 2, 2019
Net cash provided by operating activities			$658	$2,253
% of revenue			46%	38%
Capital expenditures			$(51)	$(275)
Free cash flow			$607	$1,978
% of revenue			42%	33%

			Three Months Ended	Trailing Twelve Months
Cash Return			Nov 2, 2019	Nov 2, 2019
Dividend paid			$(200)	$(777)
Stock repurchases			(172)	(613)
Total cash returned (3)			$(373)	$(1,390)

(1) Prior year balances have been restated to reflect the adoption of the new revenue recognition standard in the first quarter of fiscal 2019.
(2) Includes approximately 140 basis points of impact from a write-down of inventory associated with a customer within our Communications end market.
(3) The sum of the individual amounts may not equal the total due to rounding.

Outlook for the First Quarter of Fiscal Year 2020

For the first quarter of fiscal 2020, we are forecasting revenue of $1.30 billion, +/- $50 million. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 23.7%, and adjusted operating margins of approximately 36.7%. We are planning for reported EPS to be $0.61, +/- $0.07, and adjusted EPS to be $1.00, +/- $0.07.

Our first quarter fiscal 2020 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.54 per outstanding share of common stock. The dividend will be paid on December 17, 2019 to all shareholders of record at the close of business on December 6, 2019.

Conference Call Scheduled for Today, Tuesday, November 26, 2019 at 10:00 am ET

ADI will host a conference call to discuss our fourth quarter fiscal 2019 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 9099003, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition-related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition-related expenses1; acquisition-related transaction costs2; accelerated stock-based compensation expense3; and restructuring related expense4 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; accelerated stock-based compensation expense3; and restructuring related expense4 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; accelerated stock-based compensation expense3; and restructuring related expense4 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items5 described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; accelerated stock-based compensation expense3; restructuring related expense4; and tax related items5 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Accelerated Stock-Based Compensation Expense: Stock-based compensation expense for one former executive officer due to the accelerated vesting of restricted stock units and stock options resulting from a reduction in the requisite service period for each in accordance with the terms of the applicable agreements. We excluded these costs because accelerated stock-based compensation expense and the related tax effect have no direct correlation to the operation of our business in the future.
4Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
5Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above, discrete tax items including tax expense or benefit related to prior periods, income tax from prior period tax credits, income tax on certain inventory intra-entity transfers, tax expense or benefit related to the impact of the Tax Cuts and Jobs Act of 2017 and other deferred tax recalibration adjustments, income tax from state valuation allowance adjustments, income tax from certain uncertain tax positions, and the impact of a voluntary accounting policy change. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, tax rate, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products, expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rate based on current tax law; our ability to successfully integrate acquired businesses and technologies; the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all; adverse results in litigation matters; and the risk that we will be unable to retain and hire key personnel. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Director of Investor Relations
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Megan Fenton
917-860-0356
megan.fenton@teneo.com

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Nov 2, 2019	Nov 3, 2018 (1)	Nov 2, 2019	Nov 3, 2018 (1)
Revenue	$1,443,219	$1,536,128	$5,991,065	$6,224,689
Cost of sales	501,028	490,585	1,977,315	1,974,293
Gross margin	942,191	1,045,543	4,013,750	4,250,396
Operating expenses:
Research & development	277,018	295,609	1,130,348	1,165,047
Selling, marketing, general and administrative	154,799	175,296	648,094	695,540
Amortization of intangibles	107,225	107,345	429,041	428,902
Special charges	64,788	1,842	95,659	61,318
Total operating expenses	603,830	580,092	2,303,142	2,350,807
Operating income	338,361	465,451	1,710,608	1,899,589
Nonoperating expenses (income):
Interest expense	50,775	59,102	229,075	253,589
Interest income	(1,988)	(2,791)	(10,229)	(9,383)
Other, net	1,747	(196)	6,034	69
	50,534	56,115	224,880	244,275
Income before income tax	287,827	409,336	1,485,728	1,655,314
Provision for income taxes	10,133	4,481	122,717	148,334
Net income	$277,694	$404,855	$1,363,011	$1,506,980

Shares used to compute earnings per share - basic	369,051	371,074	369,133	370,430
Shares used to compute earnings per share - diluted	372,584	375,116	372,871	374,938
Basic earnings per common share	$0.75	$1.09	$3.68	$4.05
Diluted earnings per common share	$0.74	$1.08	$3.65	$4.00

(1) Balances have been restated to reflect the adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	November 2, 2019	November 3, 2018 (1)
Cash & cash equivalents	$648,322	$816,591
Accounts receivable	635,136	639,717
Inventories	609,886	586,760
Other current assets	91,782	69,058
Total current assets	1,985,126	2,112,126
Net property, plant and equipment	1,219,989	1,154,328
Investments	77,324	68,583
Goodwill	12,256,880	12,252,604
Intangible assets, net	4,217,224	4,778,192
Deferred tax assets	1,582,382	9,665
Other	53,716	62,868
Total assets	$21,392,641	$20,438,366

Other current liabilities	$1,208,965	$984,748
Debt, current	299,667	67,000
Long-term debt	5,192,252	6,265,674
Deferred income taxes	2,088,212	990,409
Other non-current liabilities	894,357	862,362
Shareholders' equity	11,709,188	11,268,173
Total liabilities & equity	$21,392,641	$20,438,366

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Nov 2, 2019	Nov 3, 2018 (1)	Nov 2, 2019	Nov 3, 2018 (1)
Cash flows from operating activities:
Net income	$277,694	$404,855	$1,363,011	$1,506,980
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	61,636	58,874	240,677	228,525
Amortization of intangibles	143,528	142,316	570,574	570,538
Stock-based compensation expense	37,580	37,454	150,300	151,165
Non-cash portion of special charge	9,800	—	14,167	—
Deferred income taxes	(35,809)	(18,892)	(91,253)	(730,376)
Other non-cash activity	14,206	14,550	40,907	36,569
Changes in operating assets and liabilities	149,270	75,284	(35,283)	678,960
Total adjustments	380,211	309,586	890,089	935,381
Net cash provided by operating activities	657,905	714,441	2,253,100	2,442,361
Percent of revenue	45.6%	46.5%	37.6%	39.2%
Cash flows from investing activities:
Additions to property, plant and equipment	(51,076)	(86,004)	(275,372)	(254,876)
Payments for acquisitions, net of cash acquired	(11,170)	—	(11,170)	(52,839)
Change in other assets	(1,512)	(3,015)	(6,644)	(6,283)
Net cash used for investing activities	(63,758)	(89,019)	(293,186)	(313,998)

Cash flows from financing activities:
Proceeds from debt	—	—	1,250,000	743,778
Early termination of debt	—	—	(1,250,000)	—
Proceeds from revolver	—	—	75,000	—
Payments on revolver	—	—	(75,000)	—
Debt repayments	(200,000)	(225,000)	(850,000)	(2,275,000)
Dividend payments to shareholders	(200,196)	(179,416)	(777,481)	(703,307)
Repurchase of common stock	(172,389)	(184,116)	(613,005)	(225,977)
Proceeds from employee stock plans	10,388	10,668	116,523	99,027
Change in other financing activities	5,087	(2,882)	(2,831)	3,437
Net cash used for financing activities	(557,110)	(580,746)	(2,126,794)	(2,358,042)
Effect of exchange rate changes on cash	(879)	(660)	(1,389)	(1,568)

Net increase (decrease) in cash and cash equivalents	36,158	44,016	(168,269)	(231,247)
Cash and cash equivalents at beginning of period	612,164	772,575	816,591	1,047,838
Cash and cash equivalents at end of period	$648,322	$816,591	$648,322	$816,591

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Nov 2, 2019			Nov 3, 2018 (1)
	Revenue	% of revenue (2)	Y/Y %	Revenue	% of revenue (2)
Industrial	$744,137	52%	—%	$742,549	48%
Communications	260,128	18%	(19)%	320,827	21%
Automotive	226,124	16%	(8)%	244,759	16%
Consumer	212,830	15%	(7)%	227,993	15%
Total revenue	$1,443,219	100%	(6)%	$1,536,128	100%

	Twelve Months Ended
	Nov 2, 2019			Nov 3, 2018 (1)
	Revenue	% of revenue (2)	Y/Y %	Revenue	% of revenue (2)
Industrial	$3,003,927	50%	(4)%	$3,129,569	50%
Communications	1,284,087	21%	12%	1,151,359	18%
Automotive	933,143	16%	(8)%	1,009,927	16%
Consumer	769,908	13%	(18)%	933,834	15%
Total revenue	$5,991,065	100%	(4)%	$6,224,689	100%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
(2) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Nov 2, 2019	Nov 3, 2018 (1)	Nov 2, 2019	Nov 3, 2018 (1)

Gross margin	$942,191	$1,045,543	$4,013,750	$4,250,396
Gross margin percentage	65.3%	68.1%	67.0%	68.3%
Acquisition related expenses	44,822	43,896	175,266	180,903
Adjusted gross margin	$987,013	$1,089,439	$4,189,016	$4,431,299
Adjusted gross margin percentage	68.4%	70.9%	69.9%	71.2%

Operating expenses	$603,830	$580,092	$2,303,142	$2,350,807
Percent of revenue	41.8%	37.8%	38.4%	37.8%
Acquisition related expenses	(112,219)	(117,651)	(451,511)	(477,132)
Acquisition related transaction costs	—	(5,628)	—	(22,197)
Accelerated stock-based compensation expense	—	(3,402)	—	(3,402)
Restructuring related expense	(64,788)	(1,842)	(95,659)	(61,318)
Adjusted operating expenses	$426,823	$451,569	$1,755,972	$1,786,758
Adjusted operating expenses percentage	29.6%	29.4%	29.3%	28.7%

Operating income	$338,361	$465,451	$1,710,608	$1,899,589
Operating margin	23.4%	30.3%	28.6%	30.5%
Acquisition related expenses	157,041	161,547	626,777	658,035
Acquisition related transaction costs	—	5,628	—	22,197
Accelerated stock-based compensation expense	—	3,402	—	3,402
Restructuring related expense	64,788	1,842	95,659	61,318
Adjusted operating income	$560,190	$637,870	$2,433,044	$2,644,541
Adjusted operating margin	38.8%	41.5%	40.6%	42.5%

Provision for income taxes	$10,133	$4,481	$122,717	$148,334
Income tax on non discrete tax items above	35,903	7,285	104,470	32,260
Income tax from prior period tax liabilities	7,622	(10,333)	7,622	(12,289)
Income tax on certain inventory intra-entity transfers	14,500	—	14,500	—
Income tax from state tax valuation allowance adjustment	(13,435)	11,311	(13,435)	11,311
Income tax from prior period tax credits	—	—	11,210	—
Income tax on voluntary accounting policy change	—	—	17,155	—
Income tax from uncertain tax positions	—	25,676	—	32,832
Income tax from one time transitional tax	—	(3,904)	7,500	(690,965)
Income tax from deferred tax recalibration	11,615	(6,125)	16,675	633,573
Adjusted provision for income taxes	$66,338	$28,391	$288,414	$155,056

Income before income taxes	$287,827	$409,336	$1,485,728	$1,655,314
Effective tax rate	3.5%	1.1%	8.3%	9.0%
Acquisition related expenses	157,041	161,547	626,777	658,035
Acquisition related transaction costs	—	5,628	—	22,197
Accelerated stock-based compensation expense	—	3,402	—	3,402
Restructuring related expense	64,788	1,842	95,659	61,318
Adjusted income before income taxes	$509,656	$581,755	$2,208,164	$2,400,266
Adjusted tax rate	13.0%	4.9%	13.1%	6.5%

Diluted EPS	$0.74	$1.08	$3.65	$4.00
Acquisition related expenses	0.42	0.43	1.68	1.76
Acquisition related transaction costs	—	0.02	—	0.06
Accelerated stock-based compensation expense	—	0.01	—	0.01
Restructuring related expense	0.17	0.00	0.26	0.16
Income tax on non discrete tax items above	(0.10)	(0.02)	(0.28)	(0.09)
Income from prior period tax liabilities	(0.02)	0.03	(0.02)	0.03
Income tax on certain inventory intra-entity transfers	(0.04)	—	(0.04)	—
Income tax from state tax valuation allowance adjustment	0.04	(0.03)	0.04	(0.03)
Income tax from prior period tax credits	—	—	(0.03)	—
Income tax on voluntary accounting policy change	—	—	(0.05)	—
Income tax from uncertain tax positions	—	(0.07)	—	(0.09)
Income tax from one time transitional tax	—	0.01	(0.02)	1.84
Income tax from deferred tax recalibration	(0.03)	0.02	(0.04)	(1.69)
Adjusted diluted EPS (2)	$1.19	$1.48	$5.15	$5.97

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
(2) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Nov 2, 2019	Nov 2, 2019	Aug 3, 2019	May 4, 2019	Feb 2, 2019
Revenue	$5,991,065	$1,443,219	$1,480,143	$1,526,602	$1,541,101
Net cash provided by operating activities	$2,253,100	$657,905	$552,546	$670,882	$371,767
% of Revenue	38%	46%	37%	44%	24%
Capital expenditures	$(275,372)	$(51,076)	$(58,094)	$(75,209)	$(90,993)
Free cash flow	$1,977,728	$606,829	$494,452	$595,673	$280,774
% of Revenue	33%	42%	33%	39%	18%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending Feb 1, 2020
	Reported	Adjusted
Revenue	$1.30 Billion	$1.30 Billion
	(+/- $50 Million)	(+/- $50 Million)
Operating margin	23.7%	36.7% (1)
	(+/-150 bps)	(+/-100 bps)
Nonoperating expenses	~ $49 Million	~ $49 Million
Tax rate	12% to 15%	12% to 15% (2)
Earnings per share	$0.61	$1.00 (3)
	(+/- $0.07)	(+/- $0.07)

(1) Includes $158 million of adjustments related to acquisition related expenses and approximately $10 million of restructuring related expenses, as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $23 million of tax effects associated with the adjustment for acquisition and restructuring related expenses noted above.
(3) Includes $0.39 of adjustments related to the net impact of $0.42 of acquisition related expenses, $0.03 of restructuring related expenses and $0.06 of tax effects on those items.

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Director of Investor Relations
investor.relations@analog.com

Media Contacts:
Teneo
Andrea Calise, 917-826-3804
andrea.calise@teneo.com

Teneo
Megan Fenton, 917-860-0356
megan.fenton@teneo.com